Exhibit 31.03

Certification

I, Michael A. Brown, certify that:

1. I have reviewed this Form 10-K/A of Symantec Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ MICHAEL A. BROWN
Michael A. Brown
Interim President, Chief Executive Officer and Director

Date: July 25, 2014